UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

IN RE ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Case No. 18-cv-00439 **STIPULATION OF SETTLEMENT**

This Stipulation of Settlement, dated July 10, 2020 ("Stipulation" or "Settlement"), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Plaintiff Melvyn Klein ("Plaintiff"), on behalf of himself and derivatively on behalf of Ormat Technologies, Inc., ("Ormat" or the "Company"); (ii) Defendants Todd C. Freeland, Ravit Barniv, Robert F. Clark, Dafna Sharir, Dan M. Falk, David Granot, Yuichi Nishigori, Stanley B. Stern, Byron G. Wong, Gillon Beck, Ami Boehm, Robert E. Joyal, Stan H. Koyangi, Isaac Angel, and Doron Blachar (the "Settling Defendants"); and (iii) Nominal Party Ormat (Plaintiff, Settling Defendants and Ormat collectively, the "Settling Parties"). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.O.) upon Court approval and subject to the terms and conditions hereof.

WHEREAS, on September 11, 2018, Plaintiff Melvyn Klein filed a shareholder derivative suit on behalf of Ormat in the United States District Court for the District Court of Nevada (the "Nevada Court") (No. 18-cv-00439) against the Company's Board of Directors ("Klein Director Defendants"), the Chief Executive Officer and the Chief Financial Officer ("Klein Action") and naming the Company as a nominal defendant;

WHEREAS, the Klein Action complaint asserts claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets against all defendants, and also asserts a claim under Section 14(a) of the Securities Exchange Act of 1934 ("Exchange Act") against the Klein Director Defendants;

WHEREAS, on October 22, 2018, Plaintiff Gary Matthew commenced a shareholder derivative suit on behalf of the Company in the United States District Court for the District Court

of Nevada (No. 18-cv-00500) ("Matthew Action") against the Company's then-existing Board of Directors and three past directors ("Matthew Director Defendants");

WHEREAS, the Matthew Action complaint asserts claims for breach of fiduciary duty against all defendants;

WHEREAS, on January 24, 2019, the Nevada Court entered an order consolidating the Klein Action and Matthew Action ("Consolidated Derivative Action") and staying all deadlines and hearings in the Consolidated Derivative Action pending entry of an order on the motion to dismiss in the *Mac Costas et al v. Ormat Technologies Inc. et al.* class action ("Federal Class Action"), also filed in the United States District Court for the District of Nevada (No. 3:18-cv-00271);

WHEREAS, on December 6, 2019, the Court issued an order in the Federal Class Action denying the defendants' motion to dismiss;

WHEREAS, after the Court issued a decision on the motion to dismiss, the parties agreed to participate in a mediation in an effort to settle both the Federal Class Action and the Consolidated Derivative Action;

WHEREAS, the Settling Parties filed a stipulation to extend the stay in the Consolidated Derivative Action, pending the outcome of the agreed to mediation, which the Court granted;

WHEREAS, prior to the commencement of mediation, on February 19, 2020, the Plaintiff sent a demand to counsel for all defendants requesting that Ormat implement certain corporate governance changes in resolution of the claims asserted in the Consolidated Derivative Action;

WHEREAS, on March 11, 2020, the Settling Parties participated in a full day mediation before Jed D. Melnick, Esq. in New York, New York and continued to negotiate a potential settlement thereafter;

WHEREAS, on or around April 23, 2020, after extensive post-mediation arm's length negotiations, the parties reached an agreement to resolve the Consolidated Derivative Action;

WHEREAS, the Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Consolidated Derivative Action. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Derivative Action;

WHEREAS, the Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Ormat and its stockholders;

WHEREAS, the Settling Defendants have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex litigation like the Consolidated Derivative

Action, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Consolidated Derivative Action, (b) finally put to rest those claims and the underlying matters, and (c) confer substantial benefits upon them, including further avoidance of disruption of their businesses and lives due to the pendency and defense of the Consolidated Derivative Action;

WHEREAS, the Settling Defendants have determined that it is desirable and beneficial that the Consolidated Derivative Action, and all of the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation;

WHEREAS, pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever;

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiff (for himself and derivatively on behalf of Ormat), the Settling Defendants and Ormat, that in exchange for the consideration set forth below, the Consolidated Derivative Action and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Consolidated Derivative Action shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1. **Select Definitions.** As used in this Stipulation, the following terms have the meanings specified below:

   A. "Approval Date" means the date on which the Court enters the Judgment.

   B. "Consolidated Derivative Action" means, the Klein Action and the Matthew Action, consolidated by order on January 24, 2019.

   C. "Court" means the United States District Court for the District of Nevada.

   D. "Defendants' Counsel" means White & Case LLP.

   E. "District Court Approval Order" means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

   F. "Effective Date" means the first date by which all of the events and conditions specified in ¶ 6.A. of this Stipulation have been met and have occurred.

   G. "Federal Class Action" means the related securities class action captioned *Mac Costas et al v. Ormat Technologies Inc. et al.* (No. 3:18-cv-00271), also filed in the United States District Court for the District of Nevada.

   H. "Final" with respect to the Judgment or District Court Approval Order, means the time when the Judgment or District Court Approval Order has not been reversed, vacated,

or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Consolidated Derivative Action; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment and/or or District Court Approval Order or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or District Court Approval Order or affirmed the court of appeal's decision affirming the Judgment and/or or District Court Approval Order or dismissing the appeal. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys' fees, costs or expenses shall not in any way delay or preclude the Judgment or District Court Approval Order from becoming Final.

I. "Judgment" means a judgment, substantially in the form and substance attached as Exhibit C hereto, rendered by the Court in the Consolidated Derivative Action upon its final approval of the Settlement.

J. "Ormat" or the "Company" means Ormat Technologies, Inc., including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

K. "Person" or "Persons" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and/or any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

L. "Plaintiff" means Melvyn Klein.

M. "Plaintiff's Counsel" means any counsel that has appeared of record or rendered legal services to any of the plaintiffs in connection with the Consolidated Derivative Action.

N. "Related Parties" means: (i) as to Ormat, each and every one of Ormat's past or present directors, officers, managers, employees, partners, agents, representatives, attorneys (including Ormat's counsel), accountants, advisors, administrators, auditors, banks, insurers, co-insurers, re-insurers, fiduciaries, consultants, experts, successors, subsidiaries, predecessors, affiliates, divisions, joint ventures, assigns, assignees, general or limited partners or partnerships, limited liability companies, any entity in which Ormat has a controlling interest, and all officers, directors and employees of Ormat's current and former subsidiaries, and (ii) as to the Settling Defendants, for each of them (1) each spouse, immediate family member, heir, executor, estate, beneficiary, administrator, agent, attorney (including Defendants' counsel), accountant, auditor,

bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, and (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee.

O. "Released Claims" means all claims, demands, rights, liabilities and claims for relief of every nature and description whatsoever, known or Unknown Claims (as set forth in ¶ 1.V.), whether arising under federal, state, common or foreign law brought by the plaintiffs in the Consolidated Derivative Action, Ormat, or any Ormat stockholder derivatively on behalf of Ormat, (i) that were asserted in the Consolidated Derivative Action, or (ii) that could have been asserted in the Consolidated Derivative Action by the plaintiffs in the Consolidated Derivative Action, Ormat, or any Ormat stockholder derivatively on behalf of Ormat against the Settling Defendants in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrence, representations or omissions, or circumstances set forth, or referred to in the complaints in the Consolidated Derivative Action.

P. "Released Persons" means the Settling Defendants, Ormat and their respective Related Parties.

Q. "Securities Holders" means any and all individuals or entities that hold or beneficially own, directly or indirectly, common stock of Ormat on or before the date of this Stipulation.

R. "Settlement" means the terms and conditions contained in this Stipulation.

S. "Settling Defendants" means Todd C. Freeland, Ravit Barniv, Robert F. Clark, Dafna Sharir, Dan M. Falk, David Granot, Yuichi Nishigori, Stanley B. Stern, Byron G. Wong, Gillon Beck, Ami Boehm, Robert E. Joyal, Stan H. Koyangi, Isaac Angel, and Doron Blachar.

T. "Settling Parties" means, collectively, each of the Plaintiff, the Settling Defendants and Ormat.

U. "Stipulation" means this Stipulation of Settlement dated July 10, 2020 and the Exhibits attached thereto.

V. "Unknown Claims" means any and all Released Claims that any Plaintiff, Ormat, or any Ormat stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiff, Ormat, and Ormat's stockholders expressly waive or shall be deemed to have waived, and by operation of the Final Judgment shall have, expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

> A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiff, Ormat, and each Ormat stockholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Ormat stockholders shall be deemed by operation of the Judgment to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released Claims and the foregoing waiver was separately bargained for and is a key element of the Settlement.

2. Consideration

A. Plaintiff and Ormat have conducted in depth negotiations over an extended period of time regarding certain corporate governance policies related to, among other things, the Company's internal controls over accounting and tax reporting, compliance with applicable laws, rules and regulations regarding financial reporting, encouragement of internal reporting of Company problems and director and employee education. Ormat shall, based upon those negotiations and in connection with the prosecution and settlement of the Consolidated Derivative Action, within 30 days following final approval of the Settlement by the Court, adopt the corporate governance policies in the Settlement Term Sheet annexed hereto as Exhibit A.

B. Ormat acknowledges and agrees that the corporate governance policies set forth in the Settlement Term Sheet annexed hereto as Exhibit A confer substantial benefits upon Ormat and its stockholders. Ormat also acknowledges that the commencement, prosecution, and settlement of the Consolidated Derivative Action were material and substantial factors for the Company's decision to adopt, implement, and maintain the corporate governance reforms set forth in the Settlement Term Sheet.

3. Settlement Procedures

A. After execution of this Stipulation, the Plaintiff shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit D hereto (the "Preliminary Approval Order"), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits E and F ("Long-Form Notice") and ("Short-Form Notice"; the Long-Form Notice and Short-Form Notice collectively, the "Settlement Notice"), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

B. Within five (5) business days following the Court's entry of the Preliminary Approval Order, Ormat shall cause the Stipulation and Long-Form Notice to be filed with the SEC via a Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in *PR Newswire*. The SEC filing will also be accessible via a link on the "Investor Relations" page of Ormat's website, the address of which shall be contained in the Settlement Notice.

C. Plaintiff will also request that no less than seventy-five (75) days from entry of the Preliminary Approval Order, the Court hold a hearing in the Consolidated Derivative Action (the "Settlement Hearing"), either in-person, telephonically or via video, to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Consolidated Derivative Action against the Settling Defendants.

D. Pending the Effective Date, all proceedings and discovery in the Consolidated Derivative Action shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement.

4. Releases

A. Upon the Effective Date, Plaintiff (acting on his own behalf and derivatively on behalf of Ormat and its stockholders), Ormat, all other Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons.

B. Upon the Effective Date, Plaintiff (acting on his own behalf and derivatively on behalf of Ormat and its stockholders), Ormat and Ormat's Related Parties, all other Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing,

instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

C. Upon the Effective Date, the Settling Defendants, Ormat, and all other Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, and waived any claim that could have been brought in connection with the plaintiffs' commencement, prosecution or settlement of the Consolidated Derivative Action.

5. Motion for Attorneys' Fees and Expenses

A. The Consolidated Derivative Action is settled pursuant to the terms of this Settlement. Unless otherwise agreed by the Settling Parties, Plaintiffs' Counsel shall apply for an award of attorneys' fees and for its costs and/or expenses incurred in connection with the Consolidated Derivative Action.

B. The fee and expenses awarded to plaintiffs shall be paid to Thomas J. McKenna, Esq., Attorney Trust Account ("Escrow Account"), as receiving agent for Plaintiffs' Counsel, within ten (10) business days after the District Court enters the Final Approval Order. This Settlement shall not be conditioned upon any award of attorneys' fees, costs and/or expenses to Plaintiffs' Counsel. Any order or proceedings relating to the application for attorneys' fees, costs and/or expenses, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Settlement, or affect or delay the finality of the Final Judgment approving the Settlement. Neither Ormat nor any other Released Persons shall have any obligations with respect to Plaintiffs' Counsel's fees and/or expenses beyond the fees and expenses awarded.

C. Should this Court later order the payment of attorneys' fees and expenses to Plaintiffs' Counsel in an amount less than the original fee and expenses awarded to plaintiffs, prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs' Counsel. Any amounts remaining in Plaintiffs' Counsel's Escrow Account shall be returned pursuant to instructions received from counsel for all defendants within twenty (20) business days.

6. Conditions of Settlement; Effect of Disapproval, Cancellation or Termination

A. The Effective Date shall be conditioned on the occurrence of all of the following events:

i. The Ormat Board of Directors has approved the Settlement and each of its terms, including the Corporate Governance terms;

ii. The Court has entered the Preliminary Approval Order, substantially in the form of Exhibit D attached hereto;

iii. The Court has entered the District Court Approval Order, substantially in the form of Exhibit B attached hereto; and the Court has entered the Judgment, substantially in the form of Exhibit C attached hereto; and

iv. The Judgment has become Final.

B. If any of the conditions specified in ¶ 6.A. are not met, then the Stipulation shall be canceled and terminated subject to the provisions of ¶ 6.C., unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval.

C. The Settling Parties shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so ("Termination Notice") to the other parties to this Stipulation within thirty (30) days of: (a) the Court's final refusal to enter the District Court Approval Order in any material respect; (b) the Court's final refusal to enter the Judgment in any material respect as to the Settlement; or (c) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Ninth Circuit or the United States Supreme Court. The provisions of ¶ 6.D. below shall apply to any termination under this paragraph. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys' fees or payment of litigation expenses shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement

D. If for any reason this Stipulation is terminated, or is cancelled, or otherwise fails to become effective for any reason:

i. The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

ii. All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Consolidated Derivative Action or in any other action or proceeding; and

iii. The terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Consolidated Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, *nunc pro tunc*.

7. Miscellaneous Provisions

A. The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

B. The Settling Parties intend for this Settlement to be a final and complete resolution of all disputes between Plaintiff and Ormat and its stockholders and Related Parties, on the one hand, and the Released Persons and Related Parties, on the other hand, arising out of, based upon, or related to, the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation or defense. The District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense or settlement of the Consolidated Derivative Action. No party or Related Party shall assert any claims for violation of Rule 11 of the Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense or settlement of the Consolidated Derivative Action. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with an experienced mediator and competent legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients' claims or defenses.

C. Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the settlement itself; provided, however, that Ormat and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

D. Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Ormat; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Ormat in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

E. All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

F. This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

G. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Consolidated Derivative Action and no parole or other evidence may be offered to explain, construe, contradict or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

H. Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, Ormat and its counsel, and Plaintiff and Plaintiffs' Counsel, shall bear their own fees, costs, and expenses.

I. Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

J. Plaintiff represents and warrant he has not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

K. Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

L. Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

M. This Stipulation may be executed in counterparts by facsimile, electronic or original signature, each of which shall constitute and be deemed one and the same

instrument. Each of the attorneys executing this Settlement Agreement on behalf of his/her respective client(s) hereby represents and warrants that he/she has full power and authority to do so.

N. This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.

O. Without affecting the finality of the Judgment, entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment, and for matters arising out of, concerning or relating thereto.

P. This Stipulation shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York's conflict of law rules. All disputes regarding the existence, validity, or enforceability of this Settlement Agreement shall be filed in the United States District Court for the District of Nevada.

Q. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection

For Plaintiff

Thomas J. McKenna

Gainey McKenna & Egleston
For Plaintiff

For Defendants

Paul P. Bart

White & Case LLP
For Settling Defendants and Ormat

EXHIBIT A

Settlement Term Sheet

The following steps remain subject to approval of the Board of Directors or Ormat Technologies, Inc. (the "Company").

1. **Strengthening Tax Reporting Controls**

 a. The Company will engage Ernst & Young to undertake the following actions:

  i. Assist the Company in designing controls to remediate the Company's material tax weakness, including, but not limited to, control procedures for projections that support the deferred tax assets and liabilities as referenced in Ormat's Form 10-K for the calendar period ending December 31, 2018 and filed with the Securities and Exchange Commission ("SEC") on March 1, 2019.

  ii. Assist the Company in assessing the overall progress of the material tax weakness remediation and document relevant findings.

  iii. Present quarterly findings and status to the Company's independent auditors, the Audit Committee and the Board.

 b. Ernst & Young's engagement as required by this Term Sheet shall end upon the determination by the Company and confirmation from the Company's independent auditors that the material tax weakness has been remediated.

2. **Whistleblower Hotline**

 a. The Company will implement changes to its current third-party whistleblower hotline processes[1] as follows:

  i. The Company will review and modify its Code of Business Conduct and Ethics (the "Code of Conduct") to reflect that accounting and auditing matters are reportable via the hotline. The Company will instruct the third-party whistleblower hotline operator that accounting and auditing concerns can be also reported via the hotline, and would address the treatment of complaints received.

  ii. The Audit Committee Charter will be amended to task the Audit Committee affirmatively with overseeing the Company's whistleblower hotline.

  iii. A log of such complaints, as well as the results of all investigations of complaints, shall be memorialized in writing and maintained by Ormat's General Counsel for a period of not less than ten (10) years. Ormat shall require its independent auditor to review the log and investigation results in connection with each fiscal quarter review and each annual audit subject to

[1] The Company currently operates a hotline and web portal via EthicsPoint.

anonymizing the names of any individuals named in the log to the extent necessary to maintain their anonymity.

iv. Where the whistleblower has identified him/herself in the complaint and provided means of communication, the Audit Committee shall notify the whistleblower when the investigation or evaluation of the complaint is complete and convey the results thereof, to the extent permissible by law, regulation or a resolution of a government authority or unless the Audit Committee has decided that such information should not be conveyed to the whistleblower.

v. All contact information and directions for use of the Whistleblower Program and the Third Party shall be conspicuously posted by Ormat on its website as to be available not only to employees, but also to customers, vendors, and other third parties.

3. <u>Adoption of New Company Policies/Charters</u>

Clawback Policy

a. The Company will adopt a clawback policy that applies to its current and former executive officers with the following triggering events:

i. The Company is required under GAAP to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under US federal securities laws and cash/equity incentive-based compensation was higher, calculated based on achievement of financial results that were then changed in restatement.

ii. Executive officer materially violates the Company's Code of Business Conduct and Ethics resulting in direct financial harm to the Company.

iii. Executive officer materially violates the law within the scope of employment with the Company resulting in direct financial harm to the Company.

iv. Executive officer materially violates any applicable non-compete or non-solicitation provisions.

b. The policy will permit recoupment of compensation for two years preceding (i) date on which restatement is required (in event of restatement) and (ii) date on which executive officer first committed detrimental conduct (in event of misconduct).

Related Party Transaction Policy

a. The Company will adopt a formal written policy regarding related party transactions that is consistent with good practice and builds upon the requirement

in the Company's bylaws that the Audit Committee approve all related party transactions above the $120,000 SEC/NYSE threshold.

b. Under the policy, no related party transaction may be entered into without the review and approval of the Audit Committee. Each director, director nominee and executive officer will be required to provide written notice of any potential related party transaction and complete an annual related party transaction questionnaire. The Legal Department will determine whether any transaction constitutes a related party transaction that requires Audit Committee approval.

c. The Audit Committee may only approve transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account the following, among other facts: (i) benefits to the Company; (ii) any impacts to director independence; (iii) the opportunity costs of comparable products or services; (iv) the terms of the transaction; and (v) the actual or apparent conflict of interest at issue, among other things.

d. Transactions deemed not to constitute a related party transaction under the policy include:

i. transactions in which the aggregate amount does not exceed $120,000;

ii. compensation arrangements of executive officers that have been approved by the compensation committee;

iii. compensation arrangements of directors that have been approved by the board of directors;

iv. transactions with another company in which the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company's total annual revenues and the related party's only relationship with the counterparty is as an employee, director or less than 10% beneficial owner;

v. transactions in which the related party's interest arises solely from ownership of a class of securities of the Company and all holders of such class will receive the same benefit on a pro rata basis; and

vi. transactions in which rates or changes involved were determined by competitive bids.

4. **<u>Employee and Director Training</u>**

a. Plaintiffs want the Company to institute annual employee training concerning risk assessment and compliance. The Company will amend its Corporate Governance Guidelines to provide for training on corporate governance or related matters for board members at least once annually.

b. Additionally, the Company will implement a designated, compliance learning management system globally for employees.

5. **Revisions to Company Policies**

Code of Conduct

a. Add a table of contents.

b. Fix wording re improper influence on audits so that it tracks SEC rules: "to coerce, manipulate, mislead, or fraudulently influence".

c. Change "should" to "shall" in IX.C. Records Retention (*i.e.*, "All records of the Corporation shall be maintained in accordance with the Corporation's record retention guidelines.").

d. Change "will" to "shall" in XII.C. Disclosure (*i.e.*, "The Corporation shall report any changes in or waivers to this Code applicable to any Senior Financial Officer of the Corporation in filings with the SEC and otherwise disclose any such changes or waivers to the Corporation's shareholders to the full extent required by the SEC and/or NYSE rules.").

e. Add "You may also submit your report anonymously in accordance with this paragraph, via the Corporation's whistleblower ethics hotline – 001-866-294-5535, or via the Corporation's third party web-based whistleblower site – www.ethicspoint.com." at the end of XIII.A.

f. Delete "(except in respect of accounting or auditing matters to be notified pursuant to Section XIII(A))" in XIII.B.

Code of Ethics for Senior Executives

a. Senior Executives, as defined, shall be expanded to include all executive officers of the Company as set forth in its annual proxy statement.

b. Add date of publication and amendments.

c. Fix wording re improper influence on audits so that it tracks SEC rules: "to coerce, manipulate, mislead, or fraudulently influence".

Corporate Governance Guidelines

a. Amend the last two sentences of 23. Loyalty and Ethics to read "Directors shall adhere to this Code. Directors shall be familiar with the Code's provisions in these areas and should consult with the Corporation's General Counsel in the event of any issues."

b. Amend the second sentence of 24. Other Directorships and Significant Activities to read "Directors shall advise the chair of the Committee and the CEO. . ."

6. **Updates to Company Website**

a. Plaintiffs want the Company to make certain changes to its website. The Company is willing to accept these requests in part; namely, the Company will make the following updates:

i. Add information and membership for Board committees.

ii. Add Whistleblower Program use and information.

iii. Add an Investment Committee Charter.

EXHIBIT B

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

IN RE ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Case No. 18-cv-00439

[PROPOSED] ORDER APPROVING DERIVATIVE SETTLEMENT AND ORDER OF DISMISSAL WITH PREJUDICE

This matter came before the Court on Plaintiff's motion for final approval of the settlement ("Settlement") set forth in the Stipulation of Settlement, dated July ______, 2020 (the "Stipulation"). Due and adequate notice having been given of the Settlement as required in Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein, and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This District Court Approval Order incorporates by reference the definitions in the Stipulation, and unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Consolidated Derivative Action, including all matters necessary to effectuate the Settlement, and over all parties to the Consolidated Derivative Action, including, but not limited to, the Plaintiff, Ormat Technologies, Inc. ("Ormat"), current Ormat Securities Holders, and the Settling Defendants.

3. The Court finds that the notice provided to Ormat stockholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and due process.

4. The Consolidated Derivative Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As among Plaintiff, the Settling Defendants and Ormat, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. The Court finds that the terms of the Stipulation are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. The Court hereby makes an award of fees and expenses to Plaintiffs' Counsel in the amount of $ ______________ and grants a case contribution award to Plaintiff in the amount of $______________.

7. Plaintiff (acting on his own behalf and derivatively on behalf of Ormat and its stockholders), Ormat, all other Ormat Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons.

8. Plaintiff (acting on his own behalf and derivatively on behalf of Ormat and its stockholders), Ormat and Ormat's Related Parties, all other Ormat Securities Holders, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be

forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Ormat; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Ormat in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that any of the Released Persons and Ormat may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10. During the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense or settlement of the Consolidated Derivative Action. No party or Related Party shall assert any claims for violation of Rule 11 of the Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense or settlement of the Consolidated Derivative Action. The Settling Parties agree that the Released

Claims are being settled voluntarily after consultation with an experienced mediator and competent legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients' claims of defenses.

11. Without affecting the finality of this District Court Approval Order and the Judgment in any way, this Court hereby retains continuing and exclusive jurisdiction over the Consolidated Derivative Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement and enforce the Stipulation and the Settlement provided for therein and the provisions of this District Court Approval Order.

12. This District Court Approval Order and the Judgment is a final and appealable resolution in the Actions as to all claims and the Court directs immediate entry of the Judgment forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure, dismissing the Actions with prejudice.

IT IS SO ORDERED:

____

HONORABLE ROBERT C. JONES
UNITED STATES DISTRICT COURT
DISTRICT OF NEVADA

DATED: ____________________

EXHIBIT C

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

IN RE ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Case No. 18-cv-00439

[PROPOSED] JUDGMENT

Plaintiff, having moved for final approval of the settlement set forth in the Stipulation of Settlement, dated July ________, 2020 and the matter having come before the Honorable Robert C. Jones, United States District Judge, and the Court, on ____________, 2020, having issued its Order Approving Derivative Settlement and Order of Dismissal with Prejudice, and having directed the Clerk of the Court to enter judgment, it is

ORDERED, ADJUDGED AND DECREED:

1. This Judgment incorporates by reference the Court's Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated ____________, 2020; and

2. That for the reasons stated therein, and pursuant to the terms set forth therein, the Court's Order Approving Derivative Settlement and Order of Dismissal with Prejudice dated ______________, 2020, Plaintiff's Motion for Final Approval of Derivative Settlement is granted; accordingly, this case, and all related cases, are closed.

IT IS SO ORDERED:

____

HONORABLE ROBERT C. JONES
UNITED STATES DISTRICT COURT
DISTRICT OF NEVADA

DATED: ________________________

EXHIBIT D

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

IN RE ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Case No. 18-cv-00439

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE STATEMENT AND PROVIDING FOR NOTICE

WHEREAS, the Parties to the above-captioned consolidated shareholder derivative action ("Consolidated Derivative Action") have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (1) preliminary approving the Settlement of the Consolidated Derivative Action, in accordance with the Stipulation of Settlement dated July _______, 2020 ("Stipulation" or "Settlement"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Consolidated Derivative Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving the form and content of the Settlement Notice to current Ormat securities holders.

WHEREAS, unless otherwise defined herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation; and

WHEREAS, the Court has read and considered the Stipulation and exhibits annexed thereto;

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court hereby preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation of Settlement, including the terms and conditions for settlement and dismissal with prejudice of the Consolidated Derivative Action.

2. A Settlement Hearing shall be held before this Court on ____________, 2020 at ______ _.m.), either in person, telephonically or via video, to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C attached to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Consolidated Derivative Action against the Settling Defendants.

3. The Court approves, as to form and content, the Settlement Notice attached as Exhibits E (the "Long Form Notice") and F (the "Short Form Notice") to the Stipulation, and finds that the publication of the Settlement Notice meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice applicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Within five (5) business days following entry of this Preliminary Approval Order, Ormat shall: (a) cause a copy of the Long-Form Notice, substantially in the form annexed as [Exhibit _ hereto], and the Stipulation to be filed with the U.S. Securities and Exchange Commission ("SEC") along with an SEC Form 8-K or other appropriate filing; (b) create a link to the SEC filing on the Company's "Investor Relations" page of https://investor.ormat.com/corporate-profile/default.aspx, the address of which shall be contained in the Long-Form Notice and Short-Form Notice; and (c) cause a copy of the Short Form Notice, substantially in the form annexed as [Exhibit _ hereto], to be published once in *PR Newswire*.

5. Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Ormat; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Ormat in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

6. Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins Plaintiff, all other Securities Holders, and the Company, on behalf of themselves, from commencing, instituting, filing, intervening in, participating in (as a nominal defendant or otherwise), receiving any benefit from, or prosecuting any of the Released Claims against any of the Released Persons. All proceedings and discovery in the Consolidated Derivative Action shall be stayed except as otherwise provided for in the Stipulation, and no party to the Consolidated Derivative Action or any Ormat Securities Holder shall file or prosecute any action or proceeding in

any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

7. All Ormat Securities Holders shall be bound by all orders, determinations and judgments of the Court in the Consolidated Derivative Action concerning the Settlement, whether favorable or unfavorable to Ormat Securities Holders.

8. Any Ormat Securities Holder may appear and show cause, if he, she or it has any reason why the terms of the Settlement of the Consolidated Derivative Action should not be approved as fair, reasonable and adequate, or why the District Court Approval Order and Judgment should not be entered thereon, provided, however, that, unless otherwise ordered by the Court, no Ormat Securities Holder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the District Court Approval Order and the Judgment to be entered thereon approving same, unless no later than ___________, 2020, such person files with the Court a statement of objection signed by the objector, even if represented by counsel, setting forth appropriate proof of current Ormat stock ownership including the number of shares of Ormat common stock owned and date of purchase, along with written objections, including the basis therefore, attaching any and all documentation or evidence in support of such objection; and setting forth the identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years and copies of any papers and briefs in support of said objection to the instant settlement.

All written objections and supporting papers must be submitted to the Court by mailing them to:

Clerk of the Court
United States District Court

District of Nevada
400 S. Virginia St.
Reno, NV 89501

OR by filing them in person at any location of the United States District Court for the District of Nevada. Any current Ormat Securities Holder who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the District Court Approval Order and the Judgment to be entered and the releases to be given.

9. Any attorney hired by an Ormat Securities Holder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than __________, 2020.

10. Plaintiffs' Counsel and Defendants' Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession

IT IS SO ORDERED:

____

HONORABLE ROBERT C. JONES
UNITED STATES DISTRICT COURT
DISTRICT OF NEVADA

DATED: ______________________

EXHIBIT E

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

IN RE ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Case No. 18-cv-00439

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CONSOLIDATED DERIVATIVE ACTION

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE SECURITIES OF ORMAT TECHNOLOGIES, INC. ("ORMAT" OR THE "COMPANY") AS OF _____, 2020 (THE "RECORD DATE")

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE "CONSOLIDATED DERIVATIVE ACTION") AND CONTAINS IMPORTANT INFORMATION REFARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD ORMAT COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THIS ACTION IS NOT A CLASS ACTION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the "Settlement") of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the

District of Nevada (the "Court"). This Notice is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated July_____,2020 ("Stipulation"). A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Ormat's website at https://investor.ormat.com/corporate-profile/default.aspx.

I. WHY HAS THE COMPANY ISSUED THIS NOTICE

Your rights may be affected by the settlement of the consolidated action styled *In Re Ormat Technologies, Inc. Derivative Litigation*, Case No. 18-cv-0049 filed in the Court (the "Consolidated Derivative Action"). Plaintiff Melvyn Klein, on behalf of himself and derivatively on behalf of Ormat Technologies, Inc. ("Ormat"); Defendants Todd C. Freeland, Ravi Barniv, Robert F. Clark, Dafna Sharir, Dan M. Falk, David Granot, Yuichi Nishigori, Stanley B. Stern, Byron G. Wong, Gillon Beck, Ami Boehm, Robert E. Joyal, Stan H. Koyangi, Isaac Angel, and Doron Blachar (the "Settling Defendants"); and Nominal Party Ormat (Plaintiffs, Settling Defendants, and Ormat collectively, the "Settling Parties"), have agreed upon terms to settle the above referenced litigation and have signed the Stipulation setting forth the settlement terms.

On _________, 2020, at ____.m., the Court will hold a hearing (the "Settlement Hearing") in the Consolidated Derivative Action, either in person, telephonically, or via video The purpose of the Settlement Hearing is to determine (i) whether the Settlement is fair, reasonable and adequate (ii) whether a final judgment should be entered and the Consolidated Derivative Action should be dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

II. WHAT IS THE CONSOLIDATED DERIVATIVE ACTION ABOUT?

On September 11, 2018, Plaintiff Melvyn Klein filed a shareholder derivative suit on behalf of Ormat in the Court (No. 18-cv-00439) against the Company's Board of Directors ("Klein Director Defendants"), the Chief Executive Officer and the Chief Financial Officer ("Klein Action") and naming the Company as nominal defendant. The Klein Action complaint alleges breach of fiduciary duties, unjust enrichment, waste of corporate assets against all Defendants, and also asserts a claim under Section 14(a) of the Exchange Act against the Klein Director Defendants. On October 22, 2018, another shareholder derivative suit on behalf of the Company was commenced in the United States District Court for the District Court of Nevada (No. 18-cv-00500) by Plaintiff Gary Matthew ("Matthew Action") against the Company's current Board of Directors and three past directors ("Matthew Director Defendants"). The Matthew Action complaint alleges breach of fiduciary duties against all defendants.

The parties to the Klein Action and the Matthew Action conferred to organize and streamline the prosecution of the claims asserted on behalf of Ormat. Accordingly, on January 24, 2019, the Court entered an order consolidating the Klein Action and Matthew Action ("Consolidated Derivative Action") and staying all deadlines and hearings in the Consolidated Derivative Action pending entry of an order on the motion to dismiss the *Mac Costas et al v. Ormat Technologies Inc. et al.* class action ("Federal Class Action"), also filed in the Court (No. 3:18-cv-00271).

After the Court issued a decision on the motion to dismiss the Federal Class Action, the parties agreed to participate in a mediation in an effort to settle both the Federal Class Action and the Consolidated Derivative Action. Accordingly, the Settling Parties filed a stipulation to extend the stay in the Consolidated Derivative Action, pending the outcome of the agreed to mediation,

which the Court granted. Prior to the commencement of mediation, on February 19, 2020, the Plaintiffs sent a demand that Ormat engage in certain corporate "therapeutics" in resolution of the claims.

On March 11, 2020, the Settling Parties participated in a full day mediation before Jed D. Melnick, Esq. in New York, New York. The mediation involved the parties' protracted effort to settle the claims through extensive negotiations and consultation with experienced legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients' claims or defenses.

III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on Ormat's website at the Investor Relations page at https://investor.ormat.com/corporate-profile/default.aspx.

Plaintiff and Ormat have conducted in depth negotiations over an extended period of time regarding certain corporate governance policies related to, among other things, the Company's internal controls over accounting and tax reporting, compliance with applicable laws, rules and regulations regarding financial reporting, encouragement of internal reporting of Company problems and director and employee education. Ormat acknowledges and agrees that the corporate governance policies set forth in the Settlement Term Sheet annexed to the Stipulation as Exhibit A confer substantial benefits upon Ormat and its stockholders. Ormat also acknowledges that the commencement, prosecution, and settlement of the Consolidated Derivative Action were material and substantial factors for the Company's decision to adopt,

implement, and maintain the corporate governance reforms set forth in the Settlement Term Sheet. Please refer to Exhibit A attached to the Stipulation for the full corporate governance terms.

IV. REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Consolidated Derivative Action, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs' Counsel believe that the Settlement is in the best interests of the Settling Parties, Ormat and its stockholders.

A. Why did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Consolidated Derivative Action. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Derivative Action. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Ormat or its stockholders, or that Plaintiff, Ormat, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Consolidated Derivative Action or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Ormat and its stockholders.

Notwithstanding the above, the Settling Defendants have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex litigation like the

Consolidated Derivative Action, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Consolidated Derivative Action, (b) finally put to rest those claims and the underlying matters, and (c) confer substantial benefits upon them, including further avoidance of disruption of their businesses and lives due to the pendency and defense of the Consolidated Derivative Action. The Settling Defendants have thus determined that it is desirable and beneficial that the Consolidated Derivative Action, and all of the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B. Why Did Plaintiffs Agree to Settle?

Plaintiff and Plaintiff's Counsel believe that the claims asserted in the Consolidated Derivative Action have merit. However, Plaintiff and Plaintiff's Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Consolidated Derivative Action against the Settling Defendants through trial and potential appeals. Plaintiff and Plaintiff's Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Consolidated Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiff and Plaintiff's Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Consolidated Derivative Action. Based on their evaluation, Plaintiff and Plaintiff's Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Ormat and its stockholders.

V. SETTLEMENT HEARING

On _________, 2020, at ___ _.m., the Court will hold the Settlement Hearing at the

United States District Court for the District of Nevada, 400 S. Virginia St., Reno, NV 89501, either in person, telephonically or via video. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, and whether the Consolidated Action should be dismissed with prejudice pursuant to the Stipulation.

Pending determination of whether the Settlement should be approved, no Ormat stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.

VI. RIGHT TO ATTEND SETTLEMENT HEARING

Any current Ormat stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before attending the Court. Current Ormat stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

VII. RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Ormat stockholder may appear and show cause, if he, she or it has any reason why the Settlement of the Consolidated Derivative Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow the below procedures:

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;
2. The case name and number (*In re Ormat Technologies, Inc. Derivative Litigation*, Case No. 18-cv-0049);
3. Proof of being a Ormat stockholder as of the Record Date, ____, 2020;
4. The date(s) you acquired your Ormat shares;
5. A statement of each objection being made;
6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear);
7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and
8. The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years..

The Court may not consider any objection that does not substantially comply with these requirements.

B. You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court
United States District Court
District of Nevada
400 S. Virginia St.

Reno, NV 89501

OR by filing them in person at any location of the United States District Court for the District of Nevada.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN _________, 2020.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

VIII. HOW TO OBTAIN ADDITIONAL INFORMATION REGARDING THE SETTLEMENT

This Notice summarizes the proposed Settlement. It is not a complete statement of the events of the action or the Settlement contained in the Stipulation. The Stipulation is the controlling document describing the proposed Settlement and its terms govern anything to the contrary in this Notice.

You may inspect the Stipulation and other papers in the Consolidated Action at the United States District Clerk's office at any time during regular business hours of each business day that the Court is open to the public. The Clerk's office is located at the United States District Court for the District of Nevada, 400 S. Virginia St., Reno, NV 89501. However, you must appear in person to inspect these documents. The Clerk's office will not mail copies to you. You

may also view and download the Stipulation at https://investor.ormat.com/corporate-profile/default.aspx. You can also access the Court docket in this case through the Public Access to Court Electronic Records (PACER) system at https://ecf.nvd.uscourts.gov. You can also contact Plaintiffs' Counsel at: Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, New York 10017, telephone: 212-983-1300, facsimile: 212-983-0383.

*****PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE REGARDING THIS SETTLEMENT*****

DATED: ________________, 2020

____
BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA

EXHIBIT F

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

IN RE ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Case No. 18-cv-00439

SHORT FORM NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ORMAT TECHNOLOGIES, INC. ("ORMAT" OR THE "COMPANY") COMMON STOCK AS OF _____, 2020 (THE "RECORD DATE")

PLEASE TAKE NOTICE that the above-captioned consolidated derivative action (the "Consolidated Derivative Action") is being settled on the terms set forth in a Stipulation of Settlement, dated ____, 2020 (the "Stipulation" or "Settlement").[1] Under the terms of the Stipulation, as a part of the proposed Settlement, Ormat will adopt certain corporate governance enhancements. These reforms are designed to address the claims asserted in the Consolidated Derivative Action and enhance Ormat's internal controls over accounting and compliance with applicable laws, rules and regulations regarding financial reporting.

[1] This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the District of Nevada. A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on the Company's website at the Investor Relations page at https://investor.ormat.com/corporate-profile/default.aspx. All capitalized terms herein have the same meanings as set forth in the Stipulation.

The full Board reviewed the derivative settlement parameters, and exercising its business judgment and mindful of its duties to stockholders, approved the Settlement.

IF YOU WERE A RECORD OR BENEFICIAL OWNER OF ORMAT COMMON STOCK AS OF ______, 2020 PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE REFERENCED LITIGATION.

On _________, 2020, at ____ _.m., the Court will hold a hearing (the "Settlement Hearing") in the Consolidated Derivative Action, either in person, telephonically or via video. The purpose of the Settlement Hearing is to determine (i) whether the Settlement is fair, reasonable and adequate (ii) whether a final judgment should be entered and the Consolidated Derivative Action should be dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances

Any Ormat stockholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she or it was a stockholder of record or beneficial owner as of ______, 2020. Any Ormat stockholder who satisfies this requirement may enter an appearance through counsel of such stockholder's own choosing and at such stockholder's own expense, or may appear on their own. However, no stockholder of Ormat shall be heard at the Settlement Hearing unless, no later than ________________, 2020, such stockholder has filed with the Court, a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;
2. The case name and number (*In re Ormat Technologies, Inc. Derivative Litigation*, Case No. 18-cv-0049);

3. Proof of being a Ormat stockholder as of the Record Date, ____, 2020;
4. The date(s) you acquired your Ormat shares;
5. A statement of each objection being made;
6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear);
7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and
8. The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years.

Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ___________, 2020.

Any Ormat stockholder as of _______,2020 who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and/or to the separately negotiated attorneys' fees and expenses to Plaintiffs' Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

Inquiries may be made to Plaintiff's Counsel:

Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, New

York 10017, telephone: 212-983-13000, facsimile: 212-983-0383

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED: ____________, 2020